UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 15, 2022

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2022, Carlos Fernandez, Executive Vice President, President Diversified Food & Health, of John Bean Technologies Corporation (the “Company”) resigned from such position, effective October 1, 2022. Mr. Fernandez will transition into the role of Executive Vice President, Customer Sustainability and Market Development. Mr. Fernandez will no longer serve as an executive officer of the Company after his role is transitioned.

On August 16, 2022, the Board of Directors of the Company appointed Luiz “Augusto” Rizzolo to serve as the Company’s Executive Vice President, President Diversified Food & Health, effective October 1, 2022. Mr. Rizzolo currently serves as the Company’s President, Protein North America. In connection with and at the effective time of Mr. Rizzolo’s appointment to his new role, his annual salary will be increased to $415,000, his annual management incentive plan (“MIP”) target payout will be 60% of his base salary for 2023 (for 2022, targets will be pro-rated based on time served in each role), and he will receive a long-term incentive plan (“LTIP”) award in 2023 with an expected grant date value of $425,000. Mr. Rizzolo will become party to an Amended and Restated Executive Severance Agreement with the Company, effective upon his appointment to his new role, in the form of agreement previously filed by the Company with the Securities and Exchange Commission.

Mr. Rizzolo, age 44, joined the Company in September 2019 as the Vice President, General Manager of Protein North America Customer Care, becoming President, Protein North America in July 2020. From March 2018 to August 2019, he was the Group President, Specialty Retail Business at Marmon Holdings, Inc. Prior to that, Mr. Rizzolo worked at Illinois Tool Works from 2014 as VP/GM at various times of each of the Global Weight & Wrap Division and the North America Service Division, and at Whirlpool Corporation from March 2003 to January 2014 in positions of increasing responsibility. Mr. Rizzolo holds a B.Sc. in Mechanical & Industrial Engineering from Politecnico di Torino (Torino, Italy) and an Executive MBA from the University of Illinois Urbana-Champaign.

There are no arrangements or understandings between Mr. Rizzolo and any other persons pursuant to which he was selected as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A letter describing the changes to Mr. Rizzolo’s employment terms and compensation is attached as Exhibit 10.1 to this Current Report on Form 8-K. A Transition Agreement between Mr. Fernandez and the Company is attached as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing descriptions of these agreements are qualified in their entirety by the full text of the agreements, which are incorporated herein by reference.

Additionally, on August 18, 2022, the Company issued a press release announcing Mr. Fernandez’s resignation and transition to a new role with the Company and Mr. Rizzolo’s promotion to Executive Vice President. This press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Augusto Rizzolo and John Bean Technologies Corporation.

10.2	Transition Agreement, dated August 15, 2022, between Carlos Fernandez and John Bean Technologies Corporation.

99.1	Press release issued August 18, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: August 18, 2022	By:	/s/ Matthew J. Meister
	Name	Matthew J. Meister
	Title	Executive Vice President, Chief Financial Officer and duly authorized officer
(Principal Financial Officer)